Exhibit 10.48

  From the Desk of
  David R. Wells
  President and Chief Financial Officer

October 8, 2012

Mr. Bradley Wilhite
ASCENDIANT CAPITAL PARTNERS, LLC
18881 Von Karman Avenue, 16th Floor
Irvine, California 92612

Dear Brad;

This letter serves as notice of our termination of the Securities Purchase Agreement entered into with your firm on May 8, 2012 which established an Equity Drawdown Facility.  Pursuant to the agreement there are no penalties associated with this termination payable by either party.

Please do not hesitate to contact me with any questions.

Best,

David R. Wells
President and Chief Financial Officer

CC:           James W. Alexander, Interim Chairman

914 Westwood Blvd., Box 801
Los Angeles, CA 90024
(704) 971-8400